            COVA                                                                                   POLICY NUMBER:
COVA FINANCIAL SERVICES LIFE
     INSURANCE COMPANY                                                                             16,000,001
    700 MARKET STREET
 ST. LOUIS, MISSOURI 63101                                                                         INSUREDS:
                                                                                                   John Doe
                                                                                                   Jane Doe




                             JOINT AND LAST SURVIVOR
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                                Non-Participating

Flexible Premiums are payable while this policy is in force and continue until the younger Insured reaches Attained Age 100. If both Insureds die while this policy is in force, we will pay the policy proceeds to the beneficiary upon the Last Insured's death. We must receive proof of both Insureds' deaths. The policy must also be surrendered to us after the Last Insured's death occurs. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.


THE  AMOUNT OF THE DEATH  BENEFIT  OR THE  DURATION  OF THE  DEATH  BENEFIT  MAY
INCREASE OR DECREASE UNDER THE CONDITIONS  DESCRIBED ON PAGES 4.01 AND 4.02. THE
POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED
ON THE  INVESTMENT  EXPERIENCE OF THAT  INVESTMENT  DIVISION AND MAY INCREASE OR
DECREASE  DAILY.  IT IS NOT  GUARANTEED  AS TO DOLLAR  AMOUNT.  SEE THE SEPARATE
ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT
A MINIMUM  GUARANTEED  RATE AS SHOWN ON THE POLICY  SPECIFICATIONS  PAGE. WE MAY
CREDIT  ADDITIONAL  INTEREST IN EXCESS OF THE  GUARANTEED  RATE. SEE THE GENERAL
ACCOUNT CASH VALUE PROVISION.


                             RIGHT TO EXAMINE POLICY


Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy is a legal  contract  between  the  policyowner  and Cova  Financial
Services Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. It is, therefore, important that you read your policy.

Signed  for the  company at its  Service  Center,  St.  Louis,  Missouri  63128.
[800-123-4567]




CLP002                       SECRETARY                           0.01                 PRESIDENT
(5/99)







                        ALPHABETIC GUIDE TO YOUR CONTRACT



Page                                                          Page

3.07    Addition, Deletion or Substitution                    3.05     Misstatement of Age or Sex and
        of Investments                                                 Corrections
4.04    Allocation of Net Premiums                            6.04     Monthly Cost of Insurance
3.04    Assignments                                           6.05     Monthly Deduction
6.08    Basis of Computation                                  6.05     Monthly Policy Charge
3.02    Beneficiary                                           6.03     Net Investment Factor
6.05    Cash Surrender Value                                  4.03     Net Premium
6.02    Cash Values                                           3.02     Owner
4.02    Change in Contract Type                               6.05     Partial Withdrawals
3.05    Change of Insured                                     7.01     Payment of Policy Benefits
3.04    Change of Owner or Beneficiary                        4.03     Payment of Premiums
3.05    Claims of Creditors                                   4.02     Policy Changes
3.04    Conformity with Statutes                              4.01     Policy Proceeds
4.01    Death Benefit                                         6.07     Postponement of Payments
3.01    Definitions                                                    or Transfers
4.02    Face Amount Decreases                                 4.05     Reinstatement
6.02    General Account Cash Value                            3.04     Requests for Changes and/or
6.03    General Account Interest Rate                                  Information
4.04    Grace Period                                          6.03     Separate Account Cash Value
3.05    Incontestability                                      3.06     Separate Account Provisions
7.01    Interest on Proceeds                                  3.04     Statements in Application
3.01    Issue Date                                            3.05     Suicide Exclusion
6.04    Loan Account Cash Value                               6.05     Surrender
6.01    Loans                                                 3.06     Transfers





Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.


























        CLP002                                                           0.02
        (5/99)







         1. POLICY SPECIFICATIONS


                                        GENERAL POLICY SPECIFICATIONS


         POLICY NUMBER                                                       [16,000,001]
         ISSUE DATE                                                     [JANUARY 1, 1999]
         FACE AMOUNT                                                           [$100,000]
         CONTRACT TYPE                                                         [OPTION A]
         INITIAL PREMIUM PAID                                                  [$1052.59]
         PLANNED ANNUAL PREMIUM                                                [$1052.59]
         MINIMUM INITIAL ANNUAL PREMIUM AMOUNT                                 [$1052.59]
         QUALIFIED ROLLOVER PREMIUM                                               [$0.00]
         TARGET PREMIUM                                                         [$315.00]
         TARGET PREMIUM (BASE ONLY)                                             [$315.00]
         NO LAPSE ANNUAL PREMIUM                                                [$681.89]
         NO LAPSE PREMIUM DATE                                          [JANUARY 1, 2004]
         PREMIUM TAX CHARGE                                                       [2.10%]
         FEDERAL TAX CHARGE                                                        [1.3%]
         MAXIMUM PERCENT OF PREMIUM CHARGE -
             1ST YEAR: UP TO TARGET PREMIUM                                         [15%]
                       ABOVE TARGET PREMIUM                                          [5%]
                        QUALIFIED ROLLOVER PREMIUM                                   [0%]
            YEARS 2-10                                                               [5%]
            YEARS 11+                                                                [2%]
         SECONDARY GUARANTEE PREMIUM                                           [$1052.59]
         SECONDARY GUARANTEE DATE                                       [JANUARY 1, 2064]

         INSURED                  AGE               SEX               RISK CLASSIFICATION
         [JOHN DOE]              [35]              [MALE]               [STANDARD SMOKER]
         [JANE DOE]              [35]             [FEMALE]              [STANDARD SMOKER]



         FORM                       BENEFITS -          AS SPECIFIED IN POLICY
         NUMBERS                                        AND IN ANY RIDER
                                    POLICY PLAN:        JOINT AND LAST SURVIVOR
                                                        FLEXIBLE PREMIUM VARIABLE
                                                        LIFE INSURANCE


         CLP002
         CLP104
         CLP105
         CLP106
         CLP107
         CLP301
         CLP401
         CLP601
         CLP701
         CLRll            ADJUSTABLE BENEFIT TERM RIDER
         CLR12            ANNIVERSARY PARTIAL WITHDRAWAL RIDER
         CL1088900I       DIVORCE SPLIT POLICY OPTION RIDER
         CLR13            $100,000 ESTATE PRESERVATION TERM RIDER
         CLR14            $5,000 JOINT SUPPLEMENTAL COVERAGE RIDER
         CLR15            LIFETIME COVERAGE RIDER
         CLR16            SECONDARY GUARANTEE RIDER



         CLP104                                         1.01







        2.  POLICY SPECIFICATIONS

            VARIABLE LIFE SEPARATE ACCOUNT                                                     [1]
            GENERAL ACCOUNT CASH VALUE
               GUARANTEED INTEREST RATE                                                       [4%]
            GENERAL ACCOUNT MAXIMUM
               ALLOCATION PERCENT                                                           [100%]
            GENERAL ACCOUNT MAXIMUM
               WITHDRAWAL PERCENT LIMIT                                                      [25%]
            MAXIMUM MONTHLY COST OF
               INSURANCE FACTOR                                                        [1.0032737]
            MAXIMUM DAILY MORTALITY AND
            EXPENSE RISK PERCENTAGE:
               YEARS 1-10                                                             [0.0015027%]
               YEARS 11-20                                                            [0.0012301%]
               YEARS 21+                                                              [0.0009572%]
            MAXIMUM ANNUAL MORTALITY AND EXPENSE
            RISK PERCENTAGE:
               YEARS 1-10                                                                  [0.55%]
               YEARS 11-20                                                                 [0.45%]
               YEARS 21+                                                                   [0.35%]
            MAXIMUM MONTHLY POLICY CHARGE:
               1ST  YEAR                                                                  [$25.00]
               YEARS 2+                                                                    [$6.00]
            MAXIMUM SELECTION AND ISSUE
               EXPENSE CHARGE RATE:
               YEARS 1-10                                                                [$0.0750]
               YEARS 11+                                                                      [$0]
            MINIMUM FACE AMOUNT                                                         [$100,000]
            MINIMUM FACE AMOUNT DECREASE                                                  [$5,000]
               BENEFITS AND VALUES
            MAXIMUM TRANSFER\
               PARTIAL WITHDRAWAL CHARGE                                                  [$25.00]
            GUARANTEED INTEREST RATE ON                                                     [4.0%]
               PROCEEDS
            7702 TABLE                                                   [1980 CSO MORTALITY TABLE
                                                                            FOR A MALE SMOKER, AND
                                                                          1980 CSO MORTALITY TABLE
                                                                              FOR A FEMALE SMOKER,
                                                                             AGE NEAREST BIRTHDAY]
            BASIS OF COMPUTATION OF MINIMUM                              [1980 CSO MORTALITY TABLE
               CASH VALUES                                                  FOR A MALE SMOKER, AND
                                                                          1980 CSO MORTALITY TABLE
                                                                              FOR A FEMALE SMOKER,
                                                                             AGE NEAREST BIRTHDAY)
            MONTHLY RIDER (CLR15) COST OF INSURANCE RATE                                    [0.76]
            MONTHLY RIDER (CLR16) COST OF INSURANCE RATE                                    [0.02]
            ESTATE PRESERVATION TERM RIDER MONTHLY RIDER
               CHARGE                                                                       [0.02]
            MAXIMUM SELECTION AND ISSUE EXPENSE CHARGE
               RATE FOR JOINT SUPPLEMENTAL COVERAGE RIDER                                 [0.0358]
            MAXIMUM SELECTION AND ISSUE EXPENSE CHARGE
               FOR ADJUSTABLE BENEFIT TERM RIDER                                           [0.075]
            MONTHLY RIDER CHARGE FOR ADJUSTABLE BENEFIT
               TERM RIDER                                                                   [0.00]

       CLP104                                          1.02








                                             SURRENDER CHARGE SCHEDULE







                INSUREDS:                          JOHN DOE              POLICY NUMBER:                   16,000,001
                                                   JANE DOE              COVERAGE:                            JSFPVL
                FACE AMOUNT:                       $100,000              EFFECTIVE DATE   :          JANUARY 1, 1999
                TARGET PREMIUM (Base Only):         $315.00




                                          MAXIMUM                                                     MAXIMUM
                   POLICY                 SURRENDER                             POLICY               SURRENDER
                   MONTH                   CHARGE                               MONTH                  CHARGE


                      1-60                  45.00%                                 91                    24.17%
                      61                    44.58%                                 92                    23.33%
                      62                    44.17%                                 93                    22.50%
                      63                    43.75%                                 94                    21.67%
                      64                    43.33%                                 95                    20.83%
                      65                    42.92%                                 96                    20.00%
                      66                    42.50%                                 97                    19.17%
                      67                    42.08%                                 98                    18.33%
                      68                    41.67%                                 99                    17.50%
                      69                    41.25%                                 100                   16.67%
                      70                    40.83%                                 101                   15.83%
                      71                    40.42%                                 102                   15.00%
                      72                    40.00%                                 103                   14.17%
                      73                    39.17%                                 104                   13.33%
                      74                    38.33%                                 105                   12.50%
                      75                    37.50%                                 106                   11.67%
                      76                    36.67%                                 107                   10.83%
                      77                    35.83%                                 108                   10.00%
                      78                    35.00%                                 109                    9.17%
                      79                    34.17%                                 110                    8.33%
                      80                    33.33%                                 111                    7.50%
                      81                    32.50%                                 112                    6.67%
                      82                    31.67%                                 113                    5.83%
                      83                    30.83%                                 114                    5.00%
                      84                    30.00%                                 115                    4.17%
                      85                    29.17%                                 116                    3.33%
                      86                    28.33%                                 117                    2.50%
                      87                    27.50%                                 118                    1.67%
                      88                    26.67%                                 119                    0.83%
                      89                    25.83%                                 120                    0.00%
                      90                    25.00%














               CLP105














                              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                                            RATES ARE PER $1,000






                      COVERAGE:                  JSFPVL                        INSUREDS:                    JOHN DOE
                      POLICY NUMBER:           16,000,001                                                   JANE DOE
                                                                               ISSUE DATE:           JANUARY 1, 1999





             POLICY YEAR             RATE               POLICY YEAR                RATE          POLICY YEAR             RATE


                      1              0.0004                   23                   0.2763               45             5.5496
                      2              0.0014                   24                   0.3198               46             6.1927
                      3              0.0026                   25                   0.3680               47             6.9094
                      4              0.0041                   26                   0.4228               48             7.7173
                      5              0.0060                   27                   0.4878               49             8.6242
                      6              0.0084                   28                   0.5645               50             9.6549
                      7              0.0115                   29                   0.6588               51             10.7020
                      8              0.0152                   30                   0.7685               52             11.8476
                      9              0.0197                   31                   0.8955               53             12.9635
                      10             0.0250                   32                   1.0346               54             14.2024
                      11             0.0314                   33                   1.1884               55             15.3930
                      12             0.0388                   34                   1.3496               56             16.7123
                      13             0.0475                   35                   1.5297               57             18.1014
                      14             0.0576                   36                   1.7297               58             19.6024
                      15             0.0695                   37                   1.9667               59             21.3279
                      16             0.0835                   38                   2.2489               60             23.4464
                      18             0.1193                   40                   2.9729               62             31.3755
                      19             0.1426                   41                   3.4152               63             39.6130
                      20             0.1699                   42                   3.8996               64             54.6636
                      21             0.2012                   43                   4.4178               65             83.3333
                      22             0.2369                   44                   4.9642               66+            0.0000







                      THESE RATES ARE FOR THE BASE POLICY AT ISSUE. THEY ARE BASED ON A COMBINATION
                      OF THE ULTIMATE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A
                      MALE SMOKER AND A FEMALE SMOKER.













            CLP106












                                       DEATH BENEFIT OPTION C ATTAINED AGE FACTORS






               COVERAGE:                     JSFPVL                                    INSUREDS:            JOHN DOE
               POLICY NUMBER:             16,000,001                                                        JANE DOE
                                                                                      ISSUE DATE:          JAN 1, 1999






              ATTAINED                              ATTAINED                              ATTAINED
                 AGE*                RATE             AGE*               RATE                AGE*               RATE


                  35                 5.64184            57                 2.45952           79                 1.33835
                  36                 5.42508            58                 2.37604           80                 1.31492
                  37                 5.21686            59                 2.29637           81                 1.29295
                  38                 5.01683            60                 2.22033           82                 1.27239
                  39                 4.82481            61                 2.14774           83                 1.25326
                  40                 4.64044            62                 2.07858           84                 1.23556
                  41                 4.46354            63                 2.01279           85                 1.21935
                  42                 4.29389            64                 1.95040           86                 1.20433
                  43                 4.13112            65                 1.89131           87                 1.19047
                  44                 3.97514            66                 1.83546           88                 1.17738
                  45                 3.82557            67                 1.78261           89                 1.16503
                  46                 3.68227            68                 1.73259           90                 1.15300
                  47                 3.54498            69                 1.68510           91                 1.14119
                  48                 3.41344            70                 1.64002           92                 1.12932
                  49                 3.28747            71                 1.59723           93                 1.11709
                  50                 3.16694            72                 1.55674           94                 1.10423
                  51                 3.05154            73                 1.51862           95                 1.09045
                  52                 2.94120            74                 1.48292           96                 1.07580
                  53                 2.83570            75                 1.44965           97                 1.06037
                  54                 2.73495            76                 1.41875           98                 1.04422
                  55                 2.63880            77                 1.39005           99                 1.02648
                  56                 2.54704            78                 1.36333           100+               1.01000








                        *Attained Age is the younger Insured's Attained Age even if no longer living.












               CLP107








                                  1. DEFINITIONS IN THIS POLICY


          We, Us and Our          Cova Financial Services Life Insurance Company.

          You and Your            The owner of this policy. The owner may be someone other than the Insureds.
                                  In the application the words "You" and "Your" refer to the proposed Insured person(s).

          Insureds                The persons whose lives are insured under this policy. See the Policy Specifications page.


          Last Insured            The Insured whose death succeeds the death of all other Insureds under this policy.

          Issue Age               The age of each Insured as of his or her nearest birthday to the Issue Date.

          Attained Age            The Issue Age for an Insured plus the number of completed policy years, whether or not the Insured is living. This includes any period during which this policy was lapsed.

          Issue Date              The effective date of the coverage under this policy which is the Issue Date shown on the Policy Specifications page. It is also the date from which policy anniversaries, policy years, and policy months are measured.

          Investment              The date the first premium is applied to the General Account and/or the Divisions of
          Start Date              the Separate Account. This date will be the later of:

                                      The Issue Date of the policy; or

                                      The date we receive the first premium at our Service Center.

          Monthly                 The same date in each succeeding month as the Issue Date except that whenever the
          Anniversary             Monthly Anniversary falls on a date other than a Valuation Date, the Monthly
                                  Anniversary will be deemed the next Valuation Date. If any Monthly Anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the Monthly Anniversary will be the last day of that month.

          General Account         The assets held by us, excluding any loans, other than those allocated to the Divisions of the Separate Account or any other Separate Account.

          Separate Account        A separate investment account created by us to receive and invest net premiums received for this policy or other policies. The Separate Account is listed on the Policy
                                  Specifications page.

          Loan Account            The account to which we will transfer from the General Account and the Divisions of the Separate Account the amount of any policy loan.

          Loan SubAccount         A Loan SubAccount exists for the General Account and each Division of the Separate
                                  Account. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

          Valuation Date          Each day that the New York Stock Exchange is open for trading, our Service Center is open for business and the SEC has not restricted trading or declared an emergency.

          SEC                     The United States Securities and Exchange Commission.

          Service Center          P.O. Box 14490, St. Louis, Mo 63178, phone number [800-123-4567].

       CLP301                                                        3.01
       (5/99)







                                   2. PERSONS WITH AN INTEREST IN THE POLICY


          Owner                    The owner of this policy is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision.

                                   You, as owner, are entitled to exercise all ownership rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If the owner is a trustee(s), we may act in reliance upon the written request of any trustee and we are not responsible for proper administration of the trust. Unless otherwise provided, the final owner will be the estate of the last owner to die.


          Beneficiary              The beneficiary to receive the proceeds in the event of the Last Insured's death is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in the policy. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the Last Insured.
                                   If there is more than one beneficiary at the death of the Last Insured, each will receive equal payments unless otherwise provided. Unless you provide otherwise, if a beneficiary dies prior to the Last Insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the Last Insured dies, or at the end of any Common Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

                                   Any payment we make will terminate our liability with respect to such payment. If the
                                   Insureds designate specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

                                   Any term used in the masculine, feminine, singular or plural, will include or be the opposite gender or number where necessary.

                                   If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

                                   1.   Per Stirpes.        The share of a deceased beneficiary will be paid to that
                                        beneficiary's surviving children, equally.

                                   2.   Common Disaster.          We will not make payment until the stated number of days
                                        after the Last Insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the Last Insured cannot be determined, we will pay as though such beneficiary died first.

                                   3.   Trust for Minor Beneficiary.          The original or successor trustee for a minor
                                        beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by a change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.






       CLP301                                                          3.02
       (5/99)







                                  4.  Trust Under Will.      When we receive at our Service Center:

                                      a) Certified copies of the Last Will and Testament of the named testator; and

                                      b) The order admitting the Will to probate; and if such Will created a trust capable of receiving proceeds;
                                      then we will pay the proceeds to the trustee.

                                      If, before we receive these documents, satisfactory proof is furnished that:

                                      a) the testator died intestate; or

                                      b) the Will created no trust capable of receiving proceeds; or

                                      c) the testator was not either Insured, but survived the Last Insured;
                                      then we will pay the proceeds to you, unless otherwise provided.
                                      If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                                  5.  Trust Under Separate Written Agreement.                 When we receive at our
                                      Service Center a written statement from the trustee named in the beneficiary designation that:

                                      a) the trust agreement is in force; and

                                      b) the agreement permits the trustee to receive the proceeds;
                                      then we will pay the proceeds to the trustee.

                                      If, before we receive the trustee's statement, satisfactory proof is furnished that:

                                      a)   the trust agreement is not in effect; or

                                      b) the agreement does not permit the trustee to receive the proceeds;
                                      then we will pay the proceeds to you, unless otherwise provided.
                                      If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

                                  6.  Irrevocable Beneficiary.         You cannot change an irrevocable beneficiary
                                      without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the irrevocable beneficiary.

                                  7.  Creditor Beneficiary.         Proceeds payable to any creditor beneficiary are
                                      limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest.
                                      Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.










       CLP301                                                       3.03
       (5/99)







          Change of                During the lifetime of either Insured you may change the ownership and beneficiary
          Owner or                 designations, subject to any restrictions as stated in the Owner or Beneficiary
          Beneficiary              provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not either Insured is living when we receive your request at our Service Center. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

                                   If you are also the beneficiary of the policy at the time of the Last Insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the Last Insured's death.


          Assignments              We will not be bound by an assignment of the policy or of any interest in it unless:

                                   1. The assignment is made as a written instrument,

                                   2.   You file the original instrument or a certified copy with us at our Service Center,
                                        and

                                   3.   We send you an acknowledged copy.

                                   We are not responsible for determining the validity of any assignment.

                                   If a claim is based on an assignment, we may require proof of interest of the claimant.
                                   A valid assignment will take precedence over any claim of a beneficiary.

          Requests For             Submit all requests for change and/or information in writing to our Service Center.
          Changes and/or
          Information


                                   3. GENERAL PROVISIONS


          The Contract             We have issued this policy in consideration of the application and payment of premiums. The policy, the application for it, and any riders constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

          Conformity with          If any provision in this policy is in conflict with the laws of the state which govern this
          Statutes                 policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

          Statements in            All statements made by the Insureds or on their behalf, or by the applicant, will be
          Application              deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy or any rider, or deny a claim unless made in the application for a policy or a rider.







       CLP301                                                          3.04
       (5/99)






          Claims of                To the extent permitted by law, neither the policy nor any payment under it will be
          Creditors                subject to the claims of creditors or to any legal process.

          Conversion Rights        While your policy is in force, you have a one time right during the first two policy years to transfer all of your cash value from the Divisions of the Separate Account to the
                                   General Account.

                                   If, at any time during the first two policy years, you request in writing the transfer of the cash value held in the Divisions of the Separate Account to the General Account and
                                   you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

                                   If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account.

          Misstatement of          If there is a misstatement of age or sex for either Insured in the applications, the
          Age or Sex and           amount of the death benefit will be that which would be purchased by the most recent
          Corrections              monthly cost of insurance charge at the correct age or sex.
                                   If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

          Incontestability         We cannot contest this policy after it has been in force during the lifetime of either
                                   Insured for two years from its Issue Date. We cannot contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of either Insured for a period of two years from the date we approve the reinstatement. If only one Insured was alive on the date we approved the request for reinstatement, we can not contest any reinstatement of this policy, with regard to material misstatements made concerning such reinstatement, after it has been in force during the lifetime of that Insured for a period of two years from the date we approved the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

          Suicide Exclusion        If either Insured dies by suicide, while sane or insane, within two years from the Issue
                                   Date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

          Change of                While this policy is in force, you may change one or both of the Insureds. To do this,
          Insured                  you must meet the requirements established by us. Any rider attached to this policy may be continued only with our consent. We reserve the right to charge a nominal fee for processing a change of Insured.

          Annual Report            Each year a report will be sent to you which shows the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

          Projection of            You may make a written request to us for a projection of illustrative future cash values
          Benefits and             and death benefits. If requested more than once per policy year, this projection will be
          Values                   furnished to you for a nominal fee. This fee will not exceed the Maximum Fee for
                                   Projection of Benefits and Values shown on the Policy Specifications page.








       CLP301                                                           3.05
       (5/99)







                                  4. SEPARATE ACCOUNT PROVISIONS


         Separate Account         The variable benefits under this policy are provided through investments in the
                                  Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.
                                  We hold the assets of the Separate Account. These assets are held separately from the assets held in the General Account. Income, gains and losses---whether or not realized---from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                                  The portion of the assets held by the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                                  The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate
                                  Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance
                                  Commissioner of the State of Missouri. The approval process is on file with the
                                  Insurance Commissioner of the state in which this policy was delivered.

         Divisions                The Separate Account has several Divisions. Each Division invests in a corresponding investment portfolio from one or more registered investment companies.

                                  Income, gains and losses --- whether or not realized --- from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account or in the
                                  General Account.

                                  We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive Valuation
                                  Dates. A Valuation Date is any day that benefits vary and on which the New York Stock
                                  Exchange and our Service Center are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and
                                  Regulations.

         Transfers                You may transfer amounts as follows:

                                      Between the General Account and the Divisions of the Separate Account; or
                                      Among the Divisions of the Separate Account.

                                      The first 12 requested transfers and/or partial withdrawals per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer/Partial Withdrawal Charge shown on the Policy
                                      Specifications page.

                                  These transfers will be subject to the following conditions:

                                      We must receive a request for transfer in a form acceptable to us.

                                      Transfers from or among the Divisions of the Separate Account must be at least
                                      $500.00 or the entire amount you have in a Division, if smaller.









      CLP301                                                         3.06
       (5/99)








                                      Transfers and/or partial withdrawals from the General Account to the Divisions of the Separate Account must be at least $500.00. The maximum amount of all transfers and partial withdrawals from the General Account in any policy year will be the greater of (1) or (2):

                                      1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the General Account Maximum Withdrawal Percent
                                           Limit, as shown on the Policy Specifications page.

                                      2. The previous year's General Account maximum withdrawal amount.
                                      The General Account Cash Value immediately after any transfer in to the General
                                      Account cannot exceed 1., below, multiplied by 2., below:

                                      1 .  The General Account Cash Value plus the Separate Account Cash Value.

                                      2.   The General Account Maximum Allocation Percent as shown on the Policy
                                           Specifications page.

                                  We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the
                                  transfer charge, if any.

         Addition, Deletion       We reserve the right, subject to compliance with applicable law, to make additions to,
         or Substitution          deletions from, or substitutions for the shares of a fund that are held by the Separate
         of Investments           Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                                  We reserve the right to establish additional Divisions of the Separate Account which would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                                  If we consider it to be in the best interest of persons having voting rights under the policies, the Separate Account may be operated as a management company under the
                                  Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or
                                  its assets may be transferred to other separate accounts.

















       CLP301                                                        3.07
       (5/99)








                                                   5. POLICY BENEFITS


               Policy Proceeds                     The policy proceeds are:

                                                    1.   The death benefit under the Contract Type then in effect; plus

                                                    2.   The monthly cost of insurance for the portion of the policy month from the date of the Last Insured's death to the end of the policy month of that death; minus

                                                    3.   Any payment due under the Grace Period provision as of the date of the
                                                          Last Insured's death; minus

                                                   4.     Any loan and loan interest due.

               Death Benefit                       Prior to the younger Insured's Attained Age 100, the death benefit depends upon the Contract Type in effect on the date of the Last Insured's death. The
                                                   Contract Type in effect is shown on the Policy Specifications page.
                                                   Option A Contract Type: The death benefit is the greater of:

                                                   1.     The face amount; or

                                                   2.     The applicable percentage of the cash value on the date of the Last
                                                          Insured's death as described in Section 7702(d) of the Internal Revenue
                                                          Code of 1986 or any applicable successor provision and modified for ages
                                                          95 and above.

                                                   Option B Contract Type: The death benefit is the greater of:

                                                   1.      The face amount plus the cash value on the date of the Last Insured's death; or

                                                   2.      The applicable percentage of the cash value on the date of the Last
                                                           Insured's death as described in Section 7702(d) of the Internal Revenue
                                                           Code of 1986 or any applicable successor provision and modified for ages 95 and above.

                                                   Option C Contract Type: The death benefit is the greater of:

                                                   1.     The face amount; or

                                                   2.     The cash value on the date of the Last Insured's death multiplied by the younger Insured's applicable Attained Age factor as shown on the policy's Death Benefit
                                                          Option C Attained Age Factors page.

                                                   Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

               Applicable                          The percentages as currently described in Section 7702(d) of the Internal
               Percentage:                         Revenue Code of 1986 and modified for ages 95 and above are as follows:

                                                   In the case in which the younger               The applicable percentage will
                                                   Insured's Attained Age as of the               decrease by a ratable portion
                                                   beginning of the contract year is:             for each full year:
                                                   More than:            But not more than:       From:                       To:
                                                          0     ....................... 40         250  ....................  250
                                                          40    ....................... 45         250  ....................  215
                                                          45    ....................... 50         215  ....................  185
                                                          50    ....................... 55         185  ....................  150
                                                          55    ....................... 60         150  ....................  130
                                                          60    ....................... 65         130  ....................  120
                                                          65     ...................... 70         120  ....................  115
                                                          70    ....................... 75         115  ....................  105
                                                          75    ....................... 90         105  ....................  105
                                                          90    ....................... 95         105  ....................  101
                                                          95    or                                 101  .....................
                                                                higher



           CLP401                                                                                        4.01
           (5/99)







        Continuation            If this policy is in force beyond the younger Insured's Attained Age 100, the Death
        of the Policy           Benefit will be 101% of the policy's cash value.

        Beyond Attained
        Age 100                 Please note:     This policy may not qualify as life insurance after the younger
                                Insured's Attained Age 100 and may be subject to tax consequences. Please consult a tax advisor prior to continuing the policy beyond the younger
                                Insured's Attained Age 100. It is possible that insurance coverage may not continue even if planned premiums are paid in a timely manner.

        Policy Changes          You may request policy changes at any time unless we specifically indicate otherwise.
                                We limit the number of changes to one per policy year, and we do not permit changes in the first policy year. The types of changes allowed are explained below.
                                No change will be permitted that would result in this policy not satisfying the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision.

        Face Amount             The face amount may be decreased by sending us a written request.
        Decreases
                                Any decrease in face amount will be subject to the following conditions:

                                1.   The decrease will become effective on the Monthly Anniversary on or following our receipt of the request.

                                2.   The face amount remaining in force after any requested decrease may not be less than the Minimum Face Amount shown on the Policy Specifications page.

                                3.   Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

                                A surrender charge will apply to any decrease in face amount as explained in the
                                Surrender Charge provision.

                                We will amend your policy to show the effective date of the decrease.
                                You may not increase the face amount of this policy.

        Change in               If the Contract Type in effect is Option A or Option B, you may change the Contract
        Contract Type           Type by sending us a written request. The effective date of the change will be the
                                Monthly Anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

                                If the Contract Type in effect is Option B, you may change it to Option A. The face amount will be increased to equal the death benefit on the effective date of change.
                                The Contract Type cannot be changed from Option B to Option C.

                                If the Contract Type in effect is Option A, you may change it to Option B. Proof that the
                                Insureds are insurable by our standards on the date of the change must be submitted.
                                The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the Minimum Face Amount shown on the Policy
                                Specifications page. A surrender charge will apply to any decrease in face amount as explained in the Surrender Charge provision. The Contract Type cannot be changed from Option A to Option C.

                                If the Contract Type in effect is Option C, the Contract Type cannot be changed.








     CLP401                                                         4.02
     (5/99)







                                  6. PREMIUMS AND GRACE PERIOD


          Payment of              Your first premium is due as of the Issue Date. While either Insured is living, premiums
          Premiums                after the first must be paid at our Service Center. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

                                  Premiums may be paid in any amount and at any interval subject to the following conditions:

                                  1.   At the end of the first policy year, your total premium payments for this policy must be greater than or equal to the Minimum Initial Annual Premium Amount as shown on the Policy Specifications page.

                                  2.   Any subsequent premium payment must be at least $10.00.

                                  3.   Total premiums paid in any policy year for policies issued with the Option A or B
                                       Contract Type may not exceed an amount that would cause the policy to fail the definition of life insurance as defined by Section 7702 of the Internal Revenue
                                       Code of 1986, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

                                  On any date that we receive a premium which causes the Death Benefit under any of the Contract Types to increase by an amount that exceeds that premium received, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept the premium.

          Net Premium             The net premium is:

                                  1.   The premium paid; minus

                                  2.   The premium paid multiplied by the Premium Tax Charge as shown on the Policy
                                       Specifications page; minus

                                  3.   The premium paid multiplied by the Federal Tax Charge as shown on the Policy
                                       Specifications page; minus

                                  4.   The premium paid multiplied by the Applicable Percent of Premium Charge.

          Premium Tax             A charge will be deducted for premium taxes from each premium submitted. The
          Charge                  current charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Premium Tax Charge due to rate changes of the governing jurisdiction. We will amend your policy to show the current premium tax rate, if changed.

          Federal Tax             A charge will be deducted for federal taxes from each premium submitted. The current
          Charge                  charge, as a percent of the premium, is shown on the Policy Specifications page. We reserve the right to change the Federal Tax Charge to reflect a change in the federal tax law. We will amend your policy to show the current Federal Tax Charge, if changed.

          Percent of              A charge will be deducted from each premium submitted. The Maximum Percent of
          Premium Charge          Premium Charges are shown on the Policy Specifications page.
                                  The Percent of Premium Charge will vary, on a non-discriminatory basis, based on the amount of premium paid, but will never exceed the Maximum Percent of Premium
                                  Charges shown on the Policy Specifications page.







       CLP401                                                         4.03
       (5/99)







         Allocation of           You determine the allocation of net premiums among the General Account and the
         Net Premiums            Divisions of the Separate Account. For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

                                 1.  The General Account Cash Value plus the Separate Account Cash Value.

                                 2. The General Account Maximum Allocation Percent as shown on the Policy
                                      Specifications page.

                                 The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

                                 For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of our Money
                                 Market fund unless prohibited by state law. When this period expires, cash value in that Division will be transferred to the General Account and the Divisions of the
                                 Separate Account according to the allocation percentages shown on the application, a copy of which is attached. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the Policy Specifications page or your most recent allocation instructions received by us.

         Your Right              You may change the allocation of future net premiums among the General Account
         to Change               and/or the Divisions of the Separate Account subject to the conditions outlined in the
         Allocation              Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

         No-Lapse Period         If, on a monthly anniversary day prior to the No Lapse Premium Date, the sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is greater than or equal to the sum of the No Lapse Monthly Premiums for the elapsed months since the Issue Date, this policy will not lapse as a result of a cash value less any loans, loan interest due, and any surrender charge being insufficient to pay the monthly deduction. The No Lapse Premium Date and the No
                                 Lapse Annual Premium are shown on the Policy Specifications page. The No Lapse
                                 Monthly Premium is one twelfth of the No Lapse Annual Premium.

         Grace Period            If, on a monthly anniversary day prior to the No Lapse Premium Date:

                                 1.   The cash value less any loans, loan interest due, and any surrender charge is insufficient to cover the monthly deduction; and

                                 2.   The sum of all premiums paid on this policy, reduced by any partial withdrawals and any outstanding loan balance, is less than the sum of the No Lapse Monthly
                                      Premiums for the elapsed months since the Issue Date;

                                 then the grace period of 62 days will be allowed for the payment of a premium sufficient to keep your policy in force. The No Lapse Premium Date and the No Lapse
                                 Annual Premium are shown on the Policy Specifications page.

                                 A change in your policy's face amount, the addition or deletion of a supplemental rider to this policy, or a change in the premium class of the Insureds before the No Lapse
                                 Premium Date shown on the Policy Specifications page may result in a change in the
                                 No Lapse Monthly Premium. The No Lapse Premium Date will not be changed.
                                 If, on a monthly anniversary day on or after the No Lapse Premium Date, the cash value less any loans, loan interest due, and any surrender charge is insufficient to cover the next monthly deduction, a grace period of 62 days will be allowed for the payment of a premium sufficient to pay the monthly deduction. (Monthly deduction is defined in the Cash Values section.)





      CLP401                                                        4.04
      (5/99)







                                  Notice of the amount of premium required to be paid to keep this policy in force will be sent at the beginning of the grace period to your last known address and to any assignee on record. If we do not receive a premium large enough so that the net premium covers the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash surrender value. If the Last Insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

         Reinstatement            You may reinstate your lapsed policy within 5 years after the date of lapse. This must be done prior to the younger Insured's Attained Age 100. The policy can not be reinstated if it has been surrendered. To reinstate, you must submit the following items:

                                  1.  A written request for reinstatement.

                                  2.  Proof satisfactory to us that both Insureds are insurable by our standards, if both
                                      Insureds were alive on the date the policy lapsed. If only one Insured was alive on the date the policy lapsed, you must submit proof satisfactory to us that the
                                      Insured is insurable by our standards.

                                  3.  A net premium payment large enough to cover:

                                      a. The monthly deductions due at the time of lapse; and

                                      b. Two times the monthly deduction due at the time of reinstatement.

                                  4.  A payment to cover any Loan Interest due and unpaid at the time of lapse.

                                  Upon receipt of the above payments, we will deduct any monthly deductions and loan interest due and unpaid at the time of lapse. If both Insureds were alive on the date the policy lapsed, both must be alive on the date we approve the request for reinstatement. If either Insured is not alive, such approval is void and of no effect. If only one Insured was alive on the date the policy lapsed, that Insured must be alive on the date we approve the request for reinstatement. If that Insured is not alive, such approval is void and of no effect.

                                  The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

                                  Any loan may be paid or reinstated. Any loan reinstated will cause a cash value of an equal amount to be reinstated.

                                  Any loan repaid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

                                  The surrender charge at the time of reinstatement will be the surrender charge in effect at the time of lapse. If only a portion of the coverage is reinstated then only the applicable portion of the surrender charge will be reinstated. If only a portion of the coverage is reinstated, the cash value following reinstatement will be increased by the applicable portion of the surrender charge imposed at the time of lapse.

                                  Following reinstatement, the No-Lapse Period provision will again be applicable until the No-Lapse Premium Date, shown on the Policy Specifications page, if sufficient premium is paid so that, as of the effective date of reinstatement, the sum of all premiums paid, reduced by any partial withdrawals and any loans, is greater than the
                                  No-Lapse Monthly Premiums multiplied by the number of elapsed months since the
                                  Issue Date.










       CLP401                                                        4.05
       (5/99)








                                  7. LOANS


                                  Upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

                                  The loan value is the cash value of your policy at the date of the loan request plus interest to the next policy anniversary at the General Account Cash Value Guaranteed
                                  Interest Rate, shown on the Policy Specifications page, reduced by:

                                  1.  Any existing loans; and

                                  2.  Loan interest to the next loan interest due date; and

                                  3.  Every monthly deduction due to the next loan interest due date; and
                                  4.  Any surrender charges.

                                  You may allocate the policy loan among the General Account and the Divisions of the
                                  Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of the Separate Account in the
                                  same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the
                                  Loan Account, on the date of the policy loan.

                                  Cash value equal to the policy loan allocated to the General Account and each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount.

          Loan Interest           The accrued loan interest will be due the earliest of:
          Due Date                1.  The next policy anniversary date.

                                  2.  The date of termination of the policy.

                                  3.  The date the loan is repaid in full.

                                  4.  The date the loan plus loan interest accrued exceeds the cash value less any surrender charges.

                                  Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of the Separate Account in the
                                  same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the
                                  Loan Account.

          Fixed Loan              The fixed loan interest rate is 4.5% for policy years 1 through 10, 4.25% for policy years
          Interest Rates          11 through 20 and 4.15% for policy years 21 and later. Loan interest is payable in arrears.


          Loan                    All funds received will be credited to your policy as a premium unless clearly marked
          Repayments              for loan repayment.

                                  You may repay your loan in whole or in part at any time before the death of the Last
                                  Insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan
                                  SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.



      CLP601                                                         6.01
      (5/99)






                                If you fail to make repayments when the total loan and loan interest due would exceed the cash value, less any surrender charges, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges; or 31 days after such notice has been mailed, if later.



                                8. CASH VALUES


        Cash Value              The cash value of your policy is equal to the total of:

                                     The cash value in the General Account; plus

                                     The cash value in the Divisions of the Separate Account; plus

                                     The cash value in the Loan Account.

        Cash Value              If this policy is in force beyond the younger Insured's Attained Age 100, the cash value
        After Attained          of your policy will be determined in the same manner as described below; except no
        Age 100                 deductions will be made for monthly cost of insurance charges. Premiums can not be paid after the younger Insured Attains Age 100.

        General Account         The cash value in the General Account as of the Investment Start Date is equal to:
        Cash Value                   The portion of the initial net premium received and allocated to the General
                                     Account; minus

                                -    The portion of the monthly deductions due from the Issue Date through the
                                     Investment Start Date charged to the General Account.

                                The cash value in the General Account on any day after the Investment Start Date is equal to:

                                     The cash value on the preceding Valuation Date, with interest on such value at the current rate; plus

                                     Any portion of net premium received and allocated to the General Account on that day; plus

                                     Any amounts transferred to the General Account on that day; plus

                                     Any loan repayments allocated to the General Account on that day; plus

                                     That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

                                     Any amount transferred plus any transfer charge from the General Account to the
                                     Divisions of the Separate Account on that day; minus

                                     Any partial withdrawal plus any withdrawal transaction charge made from the
                                     General Account on that day; minus

                                     Any portion of the surrender charge incurred on that day attributed to the General
                                     Account; minus

                                     Any amount transferred from the General Account to the Loan Account on that day; minus

                                     If that day is a Monthly Anniversary, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge made from the General
                                     Account on that day; minus

                                     If that day is a Monthly Anniversary, the portion of the monthly deduction charged to the General Account to cover the policy month which starts on that day.


     CLP601                                                        6.02
     (5/99)








          General Account         The interest credited to the General Account cash value for a specific day will be at an
          Interest Rate           effective annual rate not less than the General Account cash value guaranteed interest rate shown on the Policy Specifications page.

          Separate Account        The cash value in each Division of the Separate Account on the Investment Start Date
          Cash Value              is equal to:

                                       The portion of the initial net premium received and allocated to the Division; minus

                                       The portion of the monthly deductions due from the Issue Date through the
                                       Investment Start Date charged to the Division.

                                  The cash value in each Division of the Separate Account on subsequent Valuation
                                  Dates is equal to:

                                       The cash value in the Division on the preceding Valuation Date multiplied by that
                                       Division's net investment factor for the current valuation period; plus

                                       Any portion of net premium received and allocated to the Division during the current valuation period; plus

                                       Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

                                       Any loan repayments allocated to the Division during the current valuation period;
                                       plus

                                       That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                                       Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                                       Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                                       Any portion of the surrender charge incurred during the current valuation period attributed to the Division; minus

                                       Any amount transferred from the Division to the Loan Account during that valuation period; minus

                                       If a Monthly Anniversary occurs during the current valuation period, any withdrawal due to a pro rata surrender plus any withdrawal transaction charge from the Division during the current valuation period; minus

                                       If a Monthly Anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

          Net Investment          The Net Investment Factor measures the investment performance of a Division during
          Factor                  a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                                       The value of the assets at the end of the preceding valuation period; plus

                                       The investment income and capital gains --- realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined; minus

                                       The capital losses---realized or unrealized ---charged against those assets during the valuation period; minus

                                       Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus



       CLP601                                                         6.03
       (5/99)







                                    A charge not to exceed the daily investment percentage shown on the Policy
                                    Specifications page for each day in the valuation period. This corresponds to an annual investment percentage of the mortality and expense risk percentage shown on the Policy Specifications page; divided by

                                    The value of the assets at the end of the preceding valuation period.

        Loan Account           The cash value in the Loan Account as of the Investment Start Date is zero.
        Cash Value
                               The cash value in the Loan Account on any day after the Investment Start Date is equal to:

                                    The cash value in the Loan Account on the preceding Valuation Date, with interest; plus

                                    Any amount transferred to the Loan Account from the General Account on that day; plus

                                    Any amount transferred to the Loan Account from the Divisions of the Separate
                                    Account on that day; minus

                                    Any loan repayments on that day; plus

                                    If that day is a policy anniversary, an amount due to cover the loan interest, if not paid by you.

                               Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. Interest credited on the cash value held in the Loan Account will be allocated at least once a year to the General Account and the
                               Divisions of the Separate Account in the same proportion that the cash value in each
                               Loan SubAccount bears to the cash value in the Loan Account.

        Monthly Cost           The monthly cost of insurance for the following month is deducted on the monthly
        of Insurance           anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                               1. The monthly cost of insurance rate divided by l,000.

                               2. An amount as follows:

                               Option A Contract Type:        The greater of:

                                    a.   The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; or

                                    b.   The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                               Option B Contract Type:        The greater of:

                                    a.   The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page plus the cash value at the beginning of the policy month; or

                                    b.   The cash value at the beginning of the policy month multiplied by the applicable percentage of the cash value as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above.

                               Option C Contract Type:        The greater of:

                                    a.   The face amount divided by the Monthly Cost of Insurance Factor shown on the Policy Specifications page; or

                                    b.   The cash value at the beginning of the policy month multiplied by the younger Insured's attained age factor as shown on the policy's Death Benefit
                                         Option C Attained Age Factors page.

                               3.   The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

     CLP601                                                       6.04
     (5/99)







          Monthly Cost            At the beginning of each policy year, the monthly cost of insurance rate is determined.
          of Insurance            The monthly cost of insurance rate is based on the Attained Ages, risk classifications,
          Rates                   sexes and completed policy years from the Issue Date.

                                  The monthly cost of insurance rates will never exceed the rates shown on the Table of
                                  Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose face amounts have been in force for the same length of time.

          Selection and           The selection and issue expense charge is a monthly charge for the first 10 policy
          Issue Expense           years. This charge equals the face amount times a selection and issue expense charge
          Charge                  rate, divided by 1,000. The selection and issue expense charge is based on the
                                  Insureds' Issue Ages, sexes and risk classifications on the Issue Date. The selection and issue expense charge rate will never exceed the Maximum Selection and Issue
                                  Expense Charge Rate shown on the Policy Specifications page.

          Monthly Policy          A policy charge will be deducted each policy month from the cash value. The amount
          Charge                  of the monthly policy charge will never exceed the amount shown on the Policy
                                  Specifications page.

          Monthly                 The monthly deduction is:
          Deduction               1.  The monthly cost of insurance; plus

                                  2.  The selection and issue expense charge multiplied by the face amount divided by
                                      1,000; plus

                                  3.  The monthly policy charge; plus

                                  4.  The monthly cost, if any, for any rider included with this policy.

                                  The monthly deduction for a policy month will be allocated among the General
                                  Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the Monthly
                                  Anniversary.

          Cash Surrender          The cash surrender value of this policy is:
          Value                   1.  The cash value at the time of surrender; minus

                                  2.  Any loan and loan interest accrued; minus

                                  3.  Any unpaid selection and issue expense charge due for the remainder of the first policy year; minus

                                  4.  Any unpaid monthly policy charge due for the remainder of the first policy year;
                                      minus

                                  5.  Any surrender charge.

          Surrender               You may surrender your policy for its cash surrender value at any time during the lifetime of either Insured. We will determine the cash surrender value as of the date we receive your written request at our service center. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

          Partial                 After the first policy year, upon written request to us, you can make a partial
          Withdrawals             withdrawal of cash subject to the conditions listed below. The first 12 requested partial withdrawals or transfers per policy year will be allowed free of charge; thereafter we may impose a transfer charge not to exceed the Maximum Transfer/Partial Withdrawal
                                  Charge shown on the Policy Specifications page.

                                  No partial withdrawal will be processed which will result in the face amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy
                                  Specifications page.


       CLP601                                                        6.05
       (5/99)






                                We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.
                                This charge will not exceed the Maximum Transfer/Partial Withdrawal Charge shown on the Policy Specifications page.

                                If the Contract Type is Option A or Option C and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal plus the applicable surrender charge. This surrender charge will be allocated among the General Account and the Divisions of the Separate Account in
                                the same proportion that the partial withdrawal was allocated among the General
                                Account and the Divisions of the Separate Account. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal plus the applicable surrender charge exceeds the difference between the death benefit and the face amount.

        General Account         The minimum amount of your partial withdrawal request at any one time must be at
        Partial                 least $500 of your account.
        Withdrawals                 The maximum amount of all partial withdrawals and transfers from the General
                                    Account in a policy year will be the greater of (1) or (2):

                                    1.  The cash surrender value of the General Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the
                                        Policy Specifications page.

                                    2.  The previous year's General Account maximum withdrawal amount.

        Separate Account            The minimum amount of your partial withdrawal request at any one time must be
        Partial                     the lesser of $500 of a Division or your entire balance in that Division.
        Withdrawals                 The maximum amount of your partial withdrawal from any one of the Divisions of the Separate Account in a policy year will be the cash surrender value of that
                                    Division.

        Allocation              You may allocate the partial withdrawal plus any applicable surrender charge, subject
        of Partial              to the above conditions, among the General Account and the Divisions of the Separate
        Withdrawals             Account. If you do not specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of the Separate Account in the
                                same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the
                                Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

        Pro Rata                After the first policy year, upon written request to us, you can make a pro rata
        Surrender               surrender of your policy. The pro rata surrender can be any whole number percentage of your policy. The pro rata surrender will reduce the face amount and the cash value by the percentage chosen. The face amount decrease will be subject to the following conditions:

                                1.  The decrease will become effective on the monthly anniversary on or following our receipt of the request.

                                2.  You may allocate the decrease in cash value due to the pro rata surrender plus any applicable surrender charge among the General Account and the Divisions of the Separate Account. If you do not specify the allocation, then the decrease in cash value plus any applicable surrender charge will be allocated among the
                                    General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General Account and the cash value in each
                                    Division bears to the total cash value of the policy, minus the cash value in the
                                    Loan Account on the date of the pro rata surrender.

                                A pro rata surrender can not be processed if it will reduce the face amount below the
                                Minimum Face Amount shown on the Policy Specifications page. No pro rata surrender will be processed for more cash surrender value than is available on the date of the pro rata surrender. A cash payment will be made to you for the amount of cash value reduction less any applicable surrender charges.

     CLP601                                                       6.06
     (5/99)







         Surrender Charge        A surrender charge will apply upon surrender, upon lapse, upon a partial withdrawal that reduces the face amount, or upon a decrease in face amount for up to 10 years from the policy's Issue Date.

                                 The surrender charge is the Target Annual Premium (Base only), shown on the Policy
                                 Specifications page, multiplied by the applicable surrender charge percentage. The surrender charge percentage will never exceed the Maximum Surrender Charge
                                 Percentage shown on the Surrender Charge Schedule page.

                                 The surrender charges for this policy will vary on a non-discriminatory basis, based on the amount of premium paid, but will never exceed the Maximum Surrender Charge
                                 Percentage shown on the Surrender Charge Schedule page.

                                 A surrender charge will apply to any decrease in face amount. A decrease in face amount may decrease some or all of the initial face amount as provided in Section 5. A partial withdrawal may cause a decrease in face amount as provided above and, therefore, a surrender charge may be taken. If the face amount is decreased by some fraction of the total face amount, the surrender charge deducted will be the previously defined surrender charge multiplied by the fraction.

                                 The surrender charge will be allocated among the General Account and the Divisions of the Separate Account in the same proportion that the cash value in the General
                                 Account and the cash value in each Division bears to the total cash value of the policy minus the cash value in the Loan Account.

         Postponement            We will usually pay any amounts payable on surrender, partial withdrawal, or policy
         of Payments             loan allocated to the Divisions of the Separate Account within seven days after written
         or Transfers            notice is received. We will usually pay any death benefit proceeds upon the Last
                                 Insured's death within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of the Separate Account, on surrender, partial withdrawal, policy loan or death may be postponed whenever:

                                 1.  The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

                                 2.  The SEC, by order, permits postponement for the protection of policy owners; or

                                 3.  An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

                                 We  may defer payment of the portion of any amount payable from the General
                                 Account on surrender or partial withdrawal for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

                                 Transfers may also be postponed under the circumstances listed above.
                                 We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.

         Continuation            If all premium payments cease, the insurance provided under this policy, including
         of Insurance            benefits provided by any rider attached to this policy, will continue in accordance with the provisions of this policy for as long as the cash value less any loans, loan interest accrued and any surrender charge is sufficient to cover the monthly deductions.







      CLP601                                                        6.07
      (5/99)







        Basis of               The minimum cash values are based on 1) the Minimum Cash Value Mortality Table
        Computation            shown on the Policy Specifications page; and 2) for amounts allocated to the General
                               Account, compound interest at an annual rate of not less than the General Account
                               Cash Value Guaranteed Interest Rate shown on the Policy Specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the
                               Divisions of the Separate Account.

                               Net single premiums are based on 1) the 7702 Table as shown on the Policy
                               Specifications page; and 2) the General Account Cash Value Guaranteed Interest Rate
                               as shown on the Policy Specifications page.

                               All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.















































     CLP601                                                       6.08
     (5/99)








                          9. PAYMENT OF POLICY BENEFITS


        Payment           A lump sum payment will be made as provided on the face page.

        Interest on       We will pay interest on proceeds from the date of the Last Insured's death to the date
        Proceeds          of payment. Interest will be at an annual rate determined by us, but never less than the
                          Guaranteed Interest Rate, shown on the Policy Specifications page.

        Extended          Provisions for settlement of proceeds different from a lump sum payment may only be
        Provisions        made upon written agreement with us.

















































     CLP701                                          7.01
     (5/99)

















                             JOINT AND LAST SURVIVOR
                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE


                                Non-Participating













                                      COVA
                          COVA FINANCIAL SERVICES LIFE
                                INSURANCE COMPANY
                                700 MARKET STREET
                            ST. LOUIS, MISSOURI 63101


     CLP002
     (5/99)